The Holmes Group, Inc.

Unaudited Financial Statements

For the Six Months Ended

June 30, 2005 and 2004

The Holmes Group

Consolidated Balance Sheets

(Unaudited)

	June 30, 2005	December 31, 2004
	(in thousands except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$7,304	$13,347
Accounts receivable, net	79,085	127,404
Inventories	143,025	131,500
Prepaid expenses and other current assets	5,924	6,673
Deferred income taxes	23,209	23,220

Total current assets	258,547	302,144
Property and equipment, net	49,723	48,015
Deposits and other assets	1,691	1,866
Debt issuance costs, net	7,987	8,134
Deferred income taxes	8,632	4,526

	$326,580	$364,685

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$47,696	$69,361
Current portion of long-term debt	3,340	2,500
Accrued income taxes	9,237	14,547
Accrued expenses and other current liabilities	32,062	44,575
Current portion of pension obligation	836	939
Deferred income taxes	588	566

Total current liabilities	93,759	132,488
Long-term debt	334,850	330,865
Long-term portion of pension obligation	8,910	4,684
Other liabilities	3,505	3,843
Deferred income taxes	3,031	2,891
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, $.001 par value. Authorized -28,500,000 shares; Issued -22,420,894 shares (22,420,014 shares at December 31, 2004); Outstanding - 21,607,289 shares (21,609,166 shares at December 31, 2004)	22	22
Additional paid in capital	8,842	1,375
Accumulated other comprehensive income (loss)	(3,095)	(546)
Treasury stock, at cost - 813,605 shares (810,848 shares at December 31, 2004)	(67,963)	(67,948)
Retained deficit	(55,281)	(42,989)

Total stockholders’ equity (deficit)	(117,475)	(110,086)

	$326,580	$364,685

The Holmes Group

Consolidated Statements of Operations

(Unaudited)

	Six Months Ended
	June 30, 2005	June 30, 2004
	(in thousands)
Net sales	$239,666	$244,633
Cost of sales	176,229	178,743

Gross profit	63,437	65,890

Selling and administrative expenses	63,969	59,189
Restructuring costs(income)	—	(195)

Operating income (loss)	(532)	6,896
Other income and expense:
Interest expense	12,821	12,174
Loss on retirement of debt	1,214	9,233
Other, net	(336)	373

	13,699	21,780

Loss before income taxes and equity in earnings from joint venture	(14,231)	(14,884)
Income tax expense (benefit)	(1,966)	701
Equity in loss (income) from joint venture	27	(1,241)

Net loss	$(12,292)	$(14,344)

The Holmes Group

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30, 2005	June 30, 2004
	(in thousands)
Cash flows from operating activities:
Net loss	$(12,292)	$(14,344)
Adjustments to reconcile net loss to net cash provided by
(used for) operating activities:
Depreciation and amortization	5,769	5,263
Amortization of debt related costs and other non-cash interest	924	3,388
Provision for doubtful accounts	135	286
Equity in earnings of joint venture	27	(1,241)
Loss on disposal of assets	372	281
Loss on retirement of debt	1,214	9,233
Compensation expense related to stock options	7,467	—
Deferred income taxes	(3,966)	—
Changes in operating assets and liabilities
Accounts receivable	46,909	41,307
Inventories	(12,121)	(9,193)
Prepaid expenses, deposits and other assets	545	(3,259)
Accounts payable	(21,580)	(5,986)
Accrued expenses and other liabilities	(15,850)	(16,426)

Net cash provided by (used for) operating activities	(2,447)	9,309
Cash flows from investing activities:
Distribution of earnings from joint venture	1,314	2,092
Purchases of property and equipment	(7,703)	(6,101)

Net cash used for investing activities	(6,389)	(4,009)
Cash flows from financing activities:
Repayments of expiring Credit Facility	—	(105,159)
Borrowings under new Credit Facility, net	3,591	359,085
Repayment of Senior Subordinated Notes	—	(104,082)
Debt issuance costs	(757)	(8,963)
Issuance of common stock	—	8,782
Repurchase of comon stock	(15)	(5,872)
Cash dividends paid	—	(143,218)

Net cash provided by financing activities	2,819	573
Effect of exchange rate changes on cash	(26)	444

Net increase (decrease) in cash and cash equivalents	(6,043)	6,317
Cash and cash equivalents, beginning of period	13,347	6,080

Cash and cash equivalents, end of period	$7,304	$12,397

Supplemental disclosure of cash flow information:
Cash paid for interest	$13,357	$8,878
Cash paid for income taxes	$6,135	$981

THE HOLMES GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the six month periods ended June 30, 2005 and 2004

1. NATURE OF BUSINESS

The Holmes Group, Inc. (the “Company” or “THG”), along with its wholly-owned subsidiaries, designs, develops, manufactures, imports and sells consumer durable goods, including fans, heaters, humidifiers, air purifiers, small kitchen electric appliances and lighting products under the Holmes®, Rival®, Bionaire®, Crock-Pot®, Patton®, Family Care®, Seal-a-Meal® and White Mountain® brands to retailers throughout the United States, Canada, Europe, Latin America and Asia. Holmes Products (Far East) Limited (HPFEL) and its subsidiaries manufacture, source and sell consumer durable goods, mainly to THG and its subsidiaries. HPFEL and its subsidiaries operate facilities in China and Taiwan.

On July 18, 2005, the Company was acquired by Jarden Corporation. Pursuant to the terms of the Agreement and Plan of Merger, dated June 28, 2005, as amended as of July 18, 2005, Jarden acquired through a newly formed, wholly-owned subsidiary all of the equity interests of THG for approximately $420 million in cash, subject to certain adjustments, and approximately 6.2 million shares of Jarden common stock (after giving effect to a 3-for-2 stock split distributed to Jarden stockholders on July 11, 2005). All amounts due under the Company’s Credit Facility were repaid as part of the transaction.

2. UNAUDITED INTERIM FINANCIAL STATEMENTS

The financial information of The Holmes Group, Inc. (“THG” or the “Company”) for the periods ended June 30, 2005 and 2004 is unaudited. However, such information includes all adjustments (including all normal recurring adjustments) which, in the opinion of management, are considered necessary for a fair presentation of the consolidated results for those periods. The results of operations for the periods ended June 30, 2005 and 2004 are not necessarily indicative of the results of operations that may be expected for the complete fiscal year. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

3. INVENTORIES

All inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventories are as follows (in thousands):

	(Unaudited)
	June 30, 2005	December 31, 2004
Finished goods	$108,831	$113,572
Raw materials	22,016	15,964
Work in process	12,178	1,964

	$143,025	$131,500

4. LONG-TERM DEBT

Long-term debt in the consolidated balance sheet, which was completely repaid on July 18, 2005 as a result of the acquisition of the Company by Jarden Corporation, consists of the following (in thousands):

	(Unaudited)
	June 30, 2005	December 31, 2004
Revolving Credit Facility	$5,900	—
First Lien Term Loan	332,290	$248,750
Second Lien Term Loan	—	84,615

Total Credit Facility	338,190	333,365
Less current maturities of Credit Facility	(3,340)	(2,500)

	$334,850	$330,865

In May 2004, the Company entered into a new Credit Facility, refinancing all of its outstanding debt obligations. The new facility consisted of a $340 million First Lien Senior Secured Credit Facility, which included a Revolving Credit Facility of $90 million and a First Lien Term Loan of $250 million, and a Second Lien Senior Secured Credit Facility totaling $85 million. Subject to availability, the Company may also request the issuance of letters of credit under the Revolving Credit Facility, with the aggregate amount outstanding not to exceed $35 million. Borrowings under the revolving credit portion of the Facility are available through May 2009 with the final payment on the First and Second Lien Term Loans due in November 2010 and May 2011, respectively. Actual availability under the Revolving Credit Facility is subject to a borrowing base formula based on accounts receivable and inventory levels. The Credit Facility is collateralized by substantially all of the Company’s domestic assets and the common stock of its foreign subsidiaries. The First Lien Senior Secured Credit Facility includes certain financial and operating covenants, which, among other things, restrict the ability of the Company to incur additional indebtedness, grant liens, make investments and take certain other actions. The Company used the proceeds from the new Credit Facility to repay all outstanding borrowings under the prior facility, to retire its Senior Subordinated Notes and to pay $143.2 million in cash dividends to the Company’s stockholders. The cash dividend of $6.6582 per share was paid on May 7, 2004 to shareholders of record as of May 4, 2004, including the Company’s majority shareholder, Berkshire Partners LLC.

As part of the refinancing transaction in May 2004, the Company redeemed its outstanding Senior Subordinated Notes, which had as aggregate principal amount of $100.1 million, through a tender offer dated March 30, 2004. The Company’s Senior Subordinated Notes were issued as part of a recapitalization transaction in 1997 and to partially finance the Rival acquisition in 1999. Under the terms of the Note Indenture, the Company redeemed the outstanding Notes at 104.115% of par value plus accrued and unpaid interest. Other expense in the six-month period ended June 30, 2004 included a loss on the retirement of debt totaling $9,223,000, which is comprised of costs of $4,007,000 related to the redemption of the Notes and the write-off of $5,226,000 in unamortized debt issuance costs and discounts related to the Notes and the Company’s prior Credit Facility.

In May, 2005 the Company refinanced its Second Lien Term Loan by executing an $85 million addition to its existing First Lien Term Loan facility. In the six-month period ended June 30, 2005, the Company recorded a loss on the retirement of debt totaling $1,214,000, which represented an exchange fee of $850,000 and the write-off of $364,000 in unamortized discounts related to the Second Lien Facility. Following the acquisition by Jarden Corporation on July 18, 2005, the Company repaid $345.2 million of debt outstanding under the Credit Facility and, accordingly, will write off $7,987,000 of unamortized debt issuance costs which are included in other assets as of June 30, 2005.

5. EMPLOYEE BENEFIT PLAN

On June 28, 2005, the Company’s Board of Directors voted to terminate The Holmes Group Retirement Benefit Accumulation Plan. The Company expects that the effective date of the plan termination will be October 7, 2005. As a result of the plan termination, all current employees of the Company will be vested in their benefits under the plan regardless of their credited years of service. At the June 30, 2005, the Projected Benefit Obligation under the Plan totaled $16.3 million and Plan assets had a fair market value of $10.1 million. The Company expects to make benefit payments to the participants after receiving approval of the plan termination from the Internal Revenue Service with additional funding being provided by Jarden Corporation. In the six-month period ended June 30, 2005, pension expense totaled $838,000, including a curtailment loss of $13,000 related to the plan termination. Pension expense for the six-month periods ended June 30, 2005 and 2004 consists of the following (in thousands):

	Six Months Ended
	June 30, 2005	June 30, 2004
	(Unaudited)
Service cost	$615	$508
Interest cost	475	470
Expected return on plan assets	(396)	(344)
Amortization of prior service cost	(10)	(10)
Amortization of net actuarial loss	141	130

Net periodic pension cost	$825	$755

FAS 88 curtailment loss	$13	$—

6. INCOME TAXES

On October 22, 2004, the President signed the American Jobs Creation Act of 2004 (the “Act”). The Act creates a temporary incentive for U.S. corporations to repatriate accumulated income earned abroad by providing an 85 percent dividends received deduction for certain dividends from controlled foreign corporations. On June 10, 2005, the Board of Directors approved the Company’s Domestic Reinvestment Plan under the Act which details future expenditures in the United States totaling $87.1 million. The Company’s wholly-owned subsidiary, Holmes Products (Far East) Limited, paid an extraordinary cash dividend of $38.0 million to its parent company on June 27, 2005. The Company intends to claim the incentives provided for in the Act with respect to this dividend, and has accrued $2.0 million of income tax expense for the six months ended June 30, 2005 related to this transaction.

7. STOCK-BASED COMPENSATION

As permitted under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (FAS 123), the Company accounts for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation – an interpretation of APB 25” (FIN 44). As a result of the vesting provisions associated with certain stock option awards issued, variable accounting is required by FIN 44. This resulted in a $4.5 million after-tax stock compensation charge, recorded as selling, general and administrative expense, for the six months ended June 30, 2005. The stock option compensation charge for periods prior to June 30, 2005 was not material. In addition, as a result of the Jarden transaction, these option holders received cash payments totaling $26.4 million representing the difference between the fair market value of THG common stock ($12.54 per share) and the option price. A portion of the outstanding stock options were affected by a provision which potentially reduced the number of options that would be exercisable in a sale of the Company if a stipulated rate of return was not achieved by the Company’s majority shareholder. On June 28, 2005, the Company’s Board of Directors voted to waive this provision for all option holders who were active employees of the Company, effective on the closing date of the transaction with Jarden Corporation. In accordance with APB 25 and FIN 44, the Company will record stock option compensation expense of $8.8 million on July 18, 2005 as a result of the Board’s modification.

FAS 123 requires the presentation of certain proforma information as if the Company has accounted for its employee stock options under the fair value method. For purposes of this disclosure, the fair value of the fixed option grants was estimated using the Black Scholes option-pricing model. The weighted average fair value of the Company’s option grants for 2004 and 2005 was $0.72 and $2.43, respectively, calculated utilizing the following weighted average assumptions:

	2005	2004
Risk free interest rate	3.68%	3.66%
Weighted average expected life (years)	6.0	6.0

If compensation expense for the Company’s option grants was determined in accordance with the provisions of FAS 123, the Company’s unaudited net loss for the six months ended June 30, 2005 and 2004 would have been adjusted to the proforma amounts indicated below:

	2005	2004
Reported net loss	$(12,292)	$(14,344)
Stock-based employee compensation included in net income (loss)	4,480	—
Stock-based employee compensation determined under the fair value method for all awards	(5,651)	(113)

Pro forma net loss	$(13,463)	$(14,457)

At June 30, 2005, options to purchase 3,678,667 shares of the Company’s were outstanding under the Company’s 1997 Stock Option Plan.

8. COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) consists of the following (in thousands):

	(Unaudited)
	Six Months Ended
	June 30, 2005	June 30, 2004
Net loss	$(12,292)	$(14,344)
Minimum pension liability adjustment, net	(2,202)	—
Foreign currency translation adjustments	(347)	480

Comprehensive loss	$(14,841)	$(13,864)

9. CONTINGENCIES

The Company is involved in litigation and is the subject of claims arising in the normal course of business. In the opinion of management, based upon discussions with legal counsel, no existing litigation or claims will have a materially adverse effect on the Company’s financial position or results of operations or cash flows.

The Company also faces exposure to voluntary or mandatory product recalls in the event that its products are alleged to present a “substantial product hazard” under applicable law. The Company does not maintain product recall insurance. In August 2004, the Company and the United States Consumer Product Safety Commission (“CPSC”) announced a voluntary recall of five slow cooker models, involving 1.8 million units which were manufactured by an independent supplier prior to May 2002. As a result of continuing discussions with the CPSC, in February 2005, the Company proposed that the recall be expanded to cover all units of the five slow cooker models which were manufactured prior to September 2004, resulting in an additional recall of approximately 2.7 million units. The Company accrued for the estimated cost of these slowcooker and other product recall actions as of December 31, 2004.